Exhibit 5.1
Lisa R. Carstarphen
Vice President, General Counsel and Corporate Secretary
Phone No.: (954) 883-1025
Facsimile No.: (954) 883-1714
lisa.carstarphen@applicamail.com
August 18, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549
     Re:     Opinion of Counsel for Registration Statement on Form S-3
Dear Ladies and Gentlemen:
     I am the General Counsel of Applica Incorporated, a Florida corporation (the “Company”). I am delivering this opinion in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 102,951 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), purchased pursuant to the Applica Incorporated 401(k) Profit Sharing Plan and Trust, which the Company is offering to rescind.
     A Basis of Opinion
     As the basis for the opinions expressed herein, I have relied upon originals or copies of the following documents:
          1. The Company’s Third Amended and Restated Articles of Incorporation, Third Amended and Restated Bylaws and corporate minute books.
          2. The Registration Statement.
          3. Such other documents, instruments, certificates and matters of law as I have considered necessary or appropriate for the expression of the opinions contained herein.
     For purposes of this opinion letter, the documents and information referred to above are herein collectively referred to as the “Documents”.

Securities and Exchange Commission
Washington, D. C. 20549
August 18, 2006

     B. Opinion
     Based upon my examination and consideration of the Documents and in reliance thereon, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth below, I am of the opinion that the Shares were, at the time of issuance by the Company, validly issued, fully paid and non-assessable.
     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to me under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
     C. Comments, Assumptions, Limitations, Qualifications and Exceptions
     The opinions expressed above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:
          1. I am licensed to practice law only in the State of Florida and do not hold myself out to be an expert on the laws of any jurisdiction other than the State of Florida and the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Florida and the federal law of the United States.
          2. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.
          3. I am an employee of the Company and am executing and delivering this opinion letter only in such capacity and I shall not have any personal liability for the opinions expressed herein.

Sincerely,
/s/ Lisa R. Carstarphen
Lisa R. Carstarphen